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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

West Coast Franchising Company
West Coast Licensing Corporation (subsidiary of West Coast Franchising Company) West Coast Financing Corporation
Palmer West Coast Corporation Palmer Video
Corporation (subsidiary of Palmer West Coast Corporation)
Casablanca Distributing Corporation (subsidiary of Palmer Video Corporation Palmer Investment Corporation (subsidiary of Palmer West Coast Corporation) 142nd Retail Associates (a New Jersey general partnership - 51% owned by Palmer
     Investment Corporation)
38th Retail Associates (a New York limited partnership - 50% owned by Palmer
     Investment Corporation)
Showtime, Inc.
Video Giant Inc.
Videosmith Incorporated
RKT Merger Co.
Video King of Broome County, Inc.
King Video Enterprises, Inc.
West Coast Video (Australia) Pty. Ltd.
West Coast Entertainment (Australia) Pty. Ltd. (subsidiary of West Coast
     Franchising Company)


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